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EXHIBIT 10.45

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND AMENDMENT NO. 1 TO SECURITY AND PLEDGE AGREEMENT

        AMENDMENT ("Amendment") dated as of December 5, 2003 to the Second Amended and Restated Credit Agreement dated as of August 30, 2002 (as amended by Amendment No. 1 thereto dated as of November 6, 2002, the "Credit Agreement") among QWEST SERVICES CORPORATION (the "Borrower"), QWEST COMMUNICATIONS INTERNATIONAL INC., QWEST DEX HOLDINGS, INC., QWEST DEX, INC., the BANKS party thereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Agent") and to the Security and Pledge Agreement referred to in the Credit Agreement.

W I T N E S S E T H:

        WHEREAS, the parties hereto desire to amend the Credit Agreement and the Pledge and Security Agreement as set forth herein;

        NOW, THEREFORE, the parties hereto agree as follows:

        Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement or the Pledge and Security Agreement has the meaning assigned to such term in the Credit Agreement or the Pledge and Security Agreement, as the case may be. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement or the Pledge and Security Agreement shall, on and after the Amendment Effective Date (as defined in Section 12 below), refer to the Credit Agreement or the Pledge and Security Agreement as amended hereby.

        Section 2. Additional Scheduled Commitment Reduction Date. Section 2.09(b) of the Credit Agreement is amended as follows:

          (1)   the definition of "Scheduled Commitment Reduction Date" is amended to read in its entirety as follows:

    "Scheduled Commitment Reduction Date" means May 4, 2004.

          (2)   the chart that forms part of the definition of "Commitment Reduction Amount" is amended to read in its entirety as follows:

Scheduled Commitment Reduction Date	Amount
May 4, 2004	The lesser of (i) $500,000,000 and (ii) such amount as shall be necessary such that, after giving effect to the reduction of the Commitments, the aggregate amount of the Commitments equals not more than $750,000,000

        Section 3. Additional Restricted Payments Basket as a Result of Equity Issuances. Section 5.10(a) of the Credit Agreement is amended as follows:

          (1)   the "and" at the end of clause (iii) thereof is deleted and replaced with a comma,

          (2)   the reference to "clauses (iv), (v), (vi) and (vii)" contained in clause (iv) (y) thereof is replaced with a reference to "clauses (iv) through (ix), inclusive", and

          (3)   a new clause (v) is added immediately after clause (iv) thereof, to read in its entirety as follows:

            (v)   the Company may make any Restricted Payment not otherwise permitted by the foregoing clauses, so long as, at the time of any such proposed Restricted Payment, the QCII

    Ratio (as defined in the Indenture dated as of December 26, 2002 between the Borrower and Bank One Trust Company, N.A., as Trustee, as in effect on the Amendment No. 2 Effective Date (the "Borrower Indenture")) is satisfied and, after giving effect to any such Restricted Payment on any test date, the aggregate amount of Restricted Payments declared or paid by the Company after the Amendment No. 2 Effective Date does not exceed the sum of (1) 100% of the aggregate net cash proceeds received by the Company from the issuance of Equity Interests of the Company after the Amendment No. 2 Effective Date and (2) the aggregate principal or face amount of Debt of the Company that has been converted into Equity Interests of the Company (other than Debt to a Subsidiary) after the Amendment No. 2 Effective Date; provided that, immediately before and after giving effect to any such Restricted Payment, no Default has occurred and is continuing (and, for purposes of this clause (v), "Equity Interests" shall only include Equity Interests that qualify as "Qualified Equity Interests" under the Borrower Indenture).

        Section 4. Unlimited Ability to Refinance Existing QCC Debt; Refinancings of QCII and Capital Funding Debt with new Borrower Debt, Increase in the Basket for Debt Repurchases. Section 5.10(b) of the Credit Agreement is amended as follows:

          (1)   clause (ii) thereof is amended to read in its entirety as follows:

             (ii)  exchanges, repurchases and tenders so long as the only consideration therefor is any of (x) Debt permitted by Sections 5.12(c), 5.12(d) and 5.12(j) and Section 5.12(h) Borrower Exchange Debt, (y) cash to the extent permitted by any of clauses (iv), (v), (vi), (vii), (viii) and (ix) of this subsection 5.10(b), and (z) Qualifying Equity Interests,

          (2)   clause (iii) thereof is amended to read in its entirety as follows:

            (iii)  refinancings, extensions and renewals of Subject Debt with the cash proceeds of Debt permitted to be incurred under Sections 5.12(d), 5.12(h), 5.12(i) and 5.12(l) and clause (ii) of the definition of QwestDex Term Debt; provided that in connection therewith, the Company and its Subsidiaries may use cash (in addition to the cash proceeds of such Debt) only to the extent permitted by clauses (iv), (v), (vi), (vii), (viii) and (ix) of this subsection 5.10(b),

          (3)   clause (vi) thereof is amended to read in its entirety as follows:

            (vi)  at any time after the aggregate amount of the Commitments (less the amount of any cash collateral for the Loans held by the Collateral Agent on terms and conditions satisfactory to it) is $750,000,000 or less, any payments after the Amendment No. 2 Effective Date with respect to Subject Debt (other than the Subject Debt of a Corp. Company) in an aggregate amount (including payments made after the Amendment No. 2 Effective Date in reliance on clause (v)) not to exceed $3,100,000,000,

          (4)   the period at the end of clause (vii) thereof is replaced with a comma, and

          (5)   the following new clauses (viii) and (ix) are added immediately after clause (vii) thereof, to read in their entirety as follows:

          (viii)  at any time after the aggregate amount of the Commitments (less the amount of any cash collateral for the Loans held by the Collateral Agent on terms and conditions satisfactory to it) is $750,000,000 or less, any payments with respect to the 7 1/4% Senior Notes of QCC due June 15, 2007, and

            (ix)  at any time after the aggregate amount of the Commitments (less the amount of any cash collateral for the Loans held by the Collateral Agent on terms and conditions satisfactory to it) is $750,000,000 or less, refinancings, repurchases and redemptions of Subject Debt of the Company or Capital Funding that matures prior to the Termination Date ("Inside Maturity

    Debt"), using as consideration cash or the proceeds of Debt permitted by Sections 5.12(h) and 5.12(l) (or a combination thereof) and incurred within 180 days prior to the scheduled maturity of the applicable Inside Maturity Debt.

        Section 5. Additional Debt at Corp. Companies; Additional Subordinated Debt at the Borrower. (a) Section 5.12(h) of the Credit Agreement is amended to read in its entirety as follows:

          (h)   Debt of any QwestDex Company, any Corp. Company or the Borrower (other than Debt permitted by subsections (a) through (g), inclusive, above, Debt of the Borrower incurred in reliance on subsections (j) and (i) below and Purchase Money Debt incurred in reliance on subsection (k) below), including without limitation Purchase Money Debt; provided that (i)(x) the aggregate principal or face amount of Debt of the QwestDex Companies and the Corp. Companies incurred after the Amendment No. 2 Effective Date in reliance on this subsection (h) shall not exceed $1,000,000,000 and (y) the aggregate principal or face amount of Debt of the Borrower incurred after the Amendment No. 2 Effective Date in reliance on this subsection (h) shall not exceed $2,000,000,000 (and, for purposes of calculating such aggregate principal or face amount of Debt of the Borrower, any Debt that consists of a Guarantee shall have a principal or face amount equal to the principal or face amount of the Debt Guaranteed pursuant thereto) and (ii) any such Debt of the Borrower shall be on Qualifying Terms; provided that any Debt of the Borrower incurred in reliance on this subsection (h) shall not be required to have the terms set forth in clause (iv) of the definition of "Qualifying Terms";

        (b)   Section 5.12(j) of the Credit Agreement is amended to read in its entirety as follows:

          (j)    Debt of the Borrower not otherwise permitted by the foregoing subsections which is issued to the holders thereof in exchange for, or as consideration for, the repurchase or tender of Subject Debt held by such holders, so long as such Debt is on Qualifying Terms.

        Section 6. Addition of a Defined Term. A new definition of "Amendment No. 2 Effective Date" is added in alphabetical order in Section 1.01 of the Credit Agreement, to read in its entirety as follows:

          "Amendment No. 2 Effective Date" means the date of effectiveness of Amendment No. 2 to this Agreement.

        Section 7. Extension of Waiver for Delivery of Certain Financials. (a) Reference is made to the Limited Waiver dated September 10, 2003 (the "Waiver") relating to the delivery of certain financial information of the Borrower and Corp. Pursuant to this Section 5, each Bank hereby agrees that (i) the date for delivery of the Borrower 2002 SEC Information is extended until the earlier of (x) January 31, 2004 and (y) the Borrower 2002 SEC Filing Date, (ii) the date for delivery of the Corp 2002 SEC Information is extended until the earlier of (x) January 31, 2004 and (y) the Corp 2002 SEC Filing Date, (iii) the date for delivery of the 2003 Q1 Information is extended until the earlier of (x) January 31, 2004 and (y) the Q1 SEC Filing Date, (iv) the date for delivery of the 2003 Q2 Information is extended until the earlier of (x) January 31, 2004 and (y) the Q2 SEC Filing Date, and (v) the date for delivery of the 2003 Q3 Information with respect to the Borrower and Corp. only is extended until the earlier of (x) January 31, 2004 and (y) the Q3 SEC Filing Date. For purposes of this Section, "2003 Q3 Information" means the information and officers certificates required under Section 5.01(b) and 5.01(c) of the Credit Agreement for the Company, Borrower and Corp. related to the fiscal quarter ended September 30, 2003, and "Q3 SEC Filing Date" means the date of filing any such information with the Securities and Exchange Commission. Other terms used in this Section 7(a) and not defined in the Credit Agreement have the meanings assigned to them in the Waiver.

          (b)   The waivers set forth in subsection (a) above shall be limited precisely as written and relate solely to the financial information specified therein.

        Section 8. Amendment Of Cash Collateral Provisions Of Security And Pledge Agreement. Section 14(b) of the Security and Pledge Agreement is amended to delete "and" at the end of clause (i), to replace the period at the end of clause (ii) with "; and", and to add the following new clause (iii) at the end thereof:

            (iii)  any other cash amounts deposited by a Lien Grantor as cash collateral for the Secured Obligations. Notwithstanding any other provision of the Loan Documents to the contrary, (x) any Cash Distributions with respect to any Liquid Investments in which any cash collateral deposited pursuant to this clause (iii) is invested shall be delivered to such Lien Grantor upon its request; (y) the Collateral Agent is instructed by such Lien Grantor to apply any amounts so deposited to make any payments required to be made pursuant to Section 2.11(c) of the Revolver Credit Agreement; and (z) any remaining amounts so deposited shall be released upon such Lien Grantor's request when the Revolver Commitments and the Revolver Loans have been reduced to $750,000,000.

        Section 9. Representations of Loan Parties. The Borrower represents and warrants that (i) the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true (or, with respect to any representation and warranty which is not qualified by materiality or material adverse effect, shall be true in all material respects) on and as of the Amendment Effective Date, except to the extent any such representations and warranties specifically related to an earlier date, in which case any such representations and warranties shall have been true (or, with respect to any representation and warranty which is not qualified by materiality or material adverse effect, shall have been true in all material respects) on and as of such earlier date and (ii) no Default will have occurred and be continuing on such date.

        Section 10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        Section 11. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Section 12. Effectiveness. This Amendment shall become effective on the date when the following conditions are met (the "Amendment Effective Date"):

            (a)   the Agent shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;

            (b)   the Agent shall have received an amendment fee for the account of each Bank from which the Agent has received an executed counterpart of this Amendment or other written confirmation, as required by subsection (a) above, on or prior to 5:00 p.m. E.S.T. on December 4, 2003, in an amount equal to 0.25% of such Bank's Commitment (as in effect after giving effect to the reduction of the Commitments or cash collateralization of the Loans contemplated by subsection (c) below); and

            (c)   the Commitments shall have been reduced to $750,000,000 (or cash collateral shall have been deposited with the Collateral Agent on terms and conditions satisfactory to it and in an amount that, when subtracted from the Commitments, results in a number equal to $750,000,000).

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

QWEST SERVICES CORPORATION
By:	/s/ OREN SHAFFER
	Name:	Oren Shaffer
	Title:	Chief Financial Officer and Vice Chairman
1801 California Street Denver, CO 80202
	Attn:	Chief Financial Officer Fax: (303) 296-4920
with a copy to:
1801 California Street Denver, CO 80202
	Attn:	General Counsel Fax: (303) 296-5974
QWEST COMMUNICATIONS INTERNATIONAL INC.
By:	/s/ OREN SHAFFER
	Name:	Oren Shaffer
	Title:	Chief Financial Officer and Vice Chairman
1801 California Street Denver, CO 80202
	Attn:	Chief Financial Officer Fax: (303) 296-4920
with a copy to:
1801 California Street Denver, CO 80202
	Attn:	General Counsel Fax: (303) 296-5974

QWEST DEX HOLDINGS, INC.
By:	/s/ OREN SHAFFER
	Name:	Oren Shaffer
	Title:	Chief Financial Officer and Vice Chairman
1801 California Street Denver, CO 80202
	Attn:	Chief Financial Officer Fax: (303) 296-4920
with a copy to:
1801 California Street Denver, CO 80202
	Attn:	General Counsel Fax: (303) 296-5974
QWEST DEX, INC.
By:	/s/ OREN SHAFFER
	Name:	Oren Shaffer
	Title:	Chief Financial Officer and Vice Chairman
1801 California Street Denver, CO 80202
	Attn:	Chief Financial Officer Fax: (303) 296-4920
with a copy to:
1801 California Street Denver, CO 80202
	Attn:	General Counsel Fax: (303) 296-5974
BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ MICKEY MCLEAN
	Name:	Mickey McLean
	Title:	Vice President
Bank of America, N.A. 901 Main Street, 14th Floor Dallas, TX 75202-3714 Attn: Mickey McLean Fax: (214) 290-9508

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  EXHIBIT 10.45